UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 8, 2026

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41103	87-2488708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 1000 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 742-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On October 8, 2026, Drilling Tools International Corporation, a Delaware corporation (the “Company” or “Parent”), entered into a Share Purchase Agreement (the “Purchase Agreement”), by and among the Company; Casing Technologies Group Limited, a private limited company incorporated in Scotland (company number SC328867) and a wholly owned subsidiary of the Company (the “Buyer”); Saltire Energy Limited, a private limited company incorporated in Scotland (company number SC165384) (“Saltire”); Foxley Energy Limited, a private limited company incorporated in Scotland (company number SC539080) (“Foxley” and, together with Saltire, the “Group”); Michael David Loggie, Michael David John Loggie, Jack William Loggie, Michael David Loggie and Jack William Loggie, solely in their capacity as trustees of The Loggie Family Trust (the “Loggie Trustee Sellers”), and Optimus Corporate Services Limited, solely in its capacity as trustee of the Cansco Limited Employee Trust 2007 (the “Trustee Seller” and, collectively with the other individuals and the Loggie Trustee Sellers, the “Sellers”); and Jack William Loggie, in his capacity as representative of the Sellers (the “Seller Representative”).

Under the Purchase Agreement, and subject to its terms and conditions, the Buyer will acquire from the Sellers all of the issued share capital of the Group, consisting of 1,240 ordinary shares of £1.00 each of Saltire and 100 ordinary shares of £1.00 each of Foxley (the “Transaction”). Upon the closing of the Transaction (the “Closing”), the Group will become indirect wholly owned subsidiaries of the Company, and their respective subsidiaries will become indirect subsidiaries of the Company.

Consideration. The aggregate consideration payable to the Sellers at Closing consists of (i) £60,289,856.60 in cash (approximately $81 million based on the exchange rate of $1.343 per £1.00 specified in the Purchase Agreement) (the “Closing Date Cash Consideration”), and (ii) unsecured loan notes issued by the Buyer to the Sellers (other than the Trustee Seller) which, pursuant to rollover loan note instruments and put and call option agreements among the Sellers (other than the Trustee Seller), the Buyer and certain subsidiaries of the Company (the “Rollover Documents”), will be exchanged at Closing for an aggregate of 17,355,139 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (the “Closing Date Equity Consideration”). The Closing Date Cash Consideration reflects an equity value agreed by reference to locked box accounts and the EV to Equity Bridge (as defined in the Purchase Agreement) of the Group as of June 30, 2026 and is subject to the adjustments described in the Purchase Agreement, including (a) an increase by a daily profit ticker of £23,354 for each day from July 1, 2026 until the Closing, (b) reductions for any agreed known leakage and for an agreed amount in respect of historic lease taxes, and (c) an increase or decrease for an agreed adjustment relating to an employee benefit trust tax liability. Any amounts owed by the Sellers and their related persons to the Group as of the Closing will be repaid to the Group out of the adjusted Closing Date Cash Consideration. The number of shares of Common Stock in the Closing Date Equity Consideration is fixed and will not be adjusted for changes in the market price of the Common Stock before the Closing. There is no escrow, earnout, or post-Closing true-up. The Trustee Seller will receive its consideration entirely in cash. Under rollover arrangements, the other Sellers will receive a correspondingly greater portion of their consideration in Common Stock. Following the Closing, and assuming the conversion of the Rollover Documents, the Sellers are expected to own approximately 30% of the outstanding Common Stock.

Representations and Warranties. The Sellers and the Group have made customary fundamental and commercial warranties regarding the Sellers, the Group and their businesses, qualified by a disclosure letter delivered by the Sellers (the “Disclosure Letter”). The Buyer and the Company have made customary warranties. The Buyer has obtained a warranty and indemnity insurance policy. The premium will be borne 50/50 by the Buyer and the Sellers, and the Buyer will bear the retention.

Covenants. The Sellers have agreed to use commercially reasonable efforts to conduct the businesses of the Group in the ordinary course between signing and Closing, subject to specified exceptions, and not to solicit, encourage or engage in discussions regarding alternative transactions. The Company has agreed, among other things, to (i) file an additional listing application with The Nasdaq Stock Market LLC (“Nasdaq”) for the Closing Date Equity Consideration; (ii) prepare and file with the Securities and Exchange Commission (the “SEC”), within 45 days after the date of the Purchase Agreement, a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement/prospectus, and use its reasonable best efforts to have it declared effective; (iii) duly call and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) to obtain the Parent Stockholder Approval (as defined below); and (iv) include in the proxy statement/prospectus the recommendation of the Company’s board of directors (the “Board”) that stockholders vote in favor of the Parent Stockholder Approval (as defined below), which recommendation may not be withdrawn or modified in a manner adverse to the Sellers. There is no fiduciary out permitting the Board to withdraw or modify its recommendation in response to a superior proposal, and there is no termination right if the stockholders fail to approve the applicable proposal. The Company is required to adjourn the Parent Stockholders Meeting for up to 30 days as provided in Section 7.13(i) of the Purchase Agreement. After the Closing, the Company has agreed to remain current in its reporting obligations for purposes of Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”) until 24 months after expiration of the Lock-Up Period (as defined below), and to remove restrictive legends within five business days after a written request following expiration of the Lock-Up Period. The Company has also agreed to maintain the listing of the Common Stock on Nasdaq.

Parent Stockholder Approval. “Parent Stockholder Approval” means approval by the Company’s stockholders of (i) the issuance of the Closing Date Equity Consideration, as required by Nasdaq Listing Rule 5635(a), and (ii) the ratification under Section 204 of the Delaware General Corporation Law of certain prior corporate acts relating to the election of directors; provided that clause (ii) will be deemed satisfied if, in lieu of such ratification, a final, non-appealable order of the Delaware Court of Chancery validating such acts is obtained under Section 205 of the Delaware General Corporation Law. The Company’s certificate of incorporation contemplated a classified board, but all directors have historically been elected annually. See “Item 8.01 Other Events” below for additional information.

Conditions to Closing. Each party’s obligation to complete the Transaction is subject to (i) the absence of any law or order restraining or prohibiting the Transaction; (ii) the Registration Statement having been declared effective; (iii) receipt of the Parent Stockholder Approval; and (iv) Nasdaq approval of the listing of the Closing Date Equity Consideration. The Buyer’s obligation is further subject to (a) the Sellers’ and the Group’s fundamental warranties being true and accurate, other than de minimis inaccuracies, at signing and at Closing; (b) the Sellers’ and the Group’s commercial warranties being true and accurate as of the date of the Purchase Agreement, except where the failure to be true and accurate would not reasonably be expected to have a material adverse effect on the Group; (c) performance of the Sellers’ and the Group’s covenants in all material respects; (d) the absence of a material adverse effect on the Group; and (e) the Buyer having obtained debt and/or equity financing on terms consistent with the agreed financing terms in the Purchase Agreement, in an aggregate amount sufficient to pay the adjusted Closing Date Cash Consideration and related fees and expenses. The Sellers’ obligation is further subject to (a) the warranties of the Buyer and the Company being true and accurate, except where the failure to be true and accurate would not reasonably be expected to have a material adverse effect on the ability of the Buyer or the Company to consummate the Transaction; (b) performance of the Buyer’s and the Company’s covenants in all material respects; (c) the Lock-up and Investor Rights Agreement (as defined below) being in full force and effect as of Closing; and (d) His Majesty’s Revenue and Customs having confirmed in writing under section 138 of the Taxation of Chargeable Gains Act 1992 and section 701 of the Income Tax Act 2007 (as applicable) that no counteraction notice will be issued in respect of the disposal of the shares of the Group or the exchange of loan notes for Common Stock, and that the exchange of shares for loan notes will be effected without arrangements to which section 137 of the Taxation of Chargeable Gains Act 1992 applies.

Termination. The Purchase Agreement may be terminated (i) by mutual written consent of the Buyer and the Seller Representative; (ii) by the Buyer or the Seller Representative if the Closing has not occurred by March 31, 2027 (the “Outside Date”), except under certain circumstances; (iii) by the Buyer or the Seller Representative if a final, non-appealable order permanently prohibits the Transaction; (iv) by the Buyer upon the occurrence of a material adverse effect on the Group, subject to a 20 business day cure period, a dispute resolution process with the Seller Representative, and an expert determination procedure; (v) by the Seller Representative if the financing has not been obtained by November 30, 2026, the parties have completed a prescribed period of good faith discussions regarding the financing, and the Seller Representative and the Buyer determine, acting reasonably and in good faith, that there is no reasonable prospect of the financing being obtained by the Outside Date; (vi) by the Buyer or Seller Representative if the Buyer has not obtained the financing by the Outside Date despite using all reasonable efforts; or (vii) by the Buyer or the Seller Representative if a Closing condition becomes incapable of satisfaction prior to the Outside Date. If the Purchase Agreement is terminated in specified circumstances and, within 12 months after termination, the Group or the Sellers enter into an alternate transaction, the Sellers (other than the Trustee Seller) must reimburse the Buyer’s documented out-of-pocket expenses, up to £1,500,000.

Indemnification; Release; Remedies. The Sellers (other than the Trustee Seller) have agreed to indemnify the Buyer for unprovided pre-Closing taxes of the Group and certain specified tax liabilities (including tax liabilities relating to historic Scottish leases, an employee benefit trust, and the voluntary dissolution of a Romanian subsidiary (Saltire Romania)), and to pay the Buyer for any leakage, in each case subject to the limitations and survival periods in the Purchase Agreement. Recourse for warranty claims and most tax indemnity claims is limited to the warranty and indemnity insurance policy. The Sellers’ aggregate liability for warranty claims and most tax indemnity claims is capped at £1, their aggregate liability for certain excluded tax claims is capped at £2,500,000, and their aggregate liability for all other claims (other than leakage, excluded tax and fraud claims) is capped at the adjusted Closing Date Cash Consideration received by them. The tax warranties and tax indemnities survive for five years following Closing (or, for the Romanian tax liability, until the later of five years and the resolution of the related proceedings and dissolution), while leakage claims survive for 12 months. At Closing, the Sellers will release the Group from specified claims. The parties are entitled to specific performance. The Buyer may assign its rights under the Purchase Agreement to its financing sources as collateral.

Lock-up and Investor Rights Agreement; Employment Agreements. Concurrently with the execution of the Purchase Agreement, the Company and the Sellers entered into a Lock-up and Investor Rights Agreement (the “Lock-up and Investor Rights Agreement”), which will become effective as of the Closing. The Lock-up and Investor Rights Agreement provides for, among other things, (i) lock-up restrictions on transfers of the Closing Date Equity Consideration for a period of 24 months following the Closing, with tranches of shares released at 12, 18 and 24 months, subject to an early release mechanism (the “Lock-Up Period”), (ii) limitations on sales volume and restrictions on transfers to certain prohibited transferees, (iii) the Sellers’ right to participate in certain secondary offerings conducted by the Company, and (iv) the right of the Seller Representative to designate either a board member or a non-voting board observer to the Company’s Board of Directors, subject to specified fall-away thresholds based on the Sellers’ ownership percentage.

Financing. The Buyer expects to fund the Closing Date Cash Consideration through new debt financing and borrowings under the Company’s existing credit facility. The Purchase Agreement requires the Buyer to keep the Seller Representative reasonably informed of the status of the financing, including providing written updates no less frequently than every five business days regarding key milestones and any developments that could prevent or delay the financing.

The foregoing descriptions of the Purchase Agreement and the Lock-up and Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Lock-up and Investor Rights Agreements, copies of which are filed as Exhibit 2.1 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer, the Group or the Sellers. The representations, warranties and covenants in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, solely for the benefit of the parties to it. They may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures in the Disclosure Letter, which were made for purposes of allocating contractual risk between the parties rather than establishing matters as facts. They may also be subject to standards of materiality that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants, or any descriptions of them, as characterizations of the actual state of facts or condition of any party. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and that subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On October 8, 2026, the Company issued a press release announcing entry into the Purchase Agreement. A copy is furnished as Exhibit 99.1 and incorporated herein by reference. The Company also made available an investor presentation regarding the Transaction, which will be used on a conference call on October 8, 2026. A copy is furnished as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Ratification and Validation of Defective Corporate Acts. As noted above, the Company’s certificate of incorporation contemplates a classified Board, but the Company has elected its full slate of directors annually. The Company intends to seek stockholder ratification and court validation under Sections 204 and 205 of the Delaware General Corporation Law of the 2024, 2025, and 2026 director elections and the related prior acts taken by the Board and its committees. The ratification proposal will be submitted at the Parent Stockholders Meeting as a proposal separate from the share issuance proposal in accordance with the procedures and resolutions authorized by the Board. Further information will be included in the proxy statement/prospectus.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including the risks described under “Forward-Looking Statements” in Exhibit 99.1 and in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2026 and subsequent filings with the SEC. The forward-looking statements are expressly qualified by the safe-harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company undertakes no obligation to update any forward-looking statement except as required by law.

No Offer or Solicitation. This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any securities, nor is it a solicitation of a proxy, in any jurisdiction where the offer or solicitation is unlawful. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or pursuant to an applicable exemption.

Additional Information and Where to Find It. In connection with the proposed issuance of shares in the Transaction, the Company intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE. Copies of these documents may be obtained free of charge through the SEC’s website at www.sec.gov and the Company’s website at investors.drillingtools.com, or by contacting the Company at 10370 Richmond Avenue, Suite 1000, Houston, Texas 77042, Attention: Investor Relations.

Participants in the Solicitation. The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information about the Company’s directors and executive officers, including their direct and indirect interests and beneficial ownership of Common Stock, will be set forth in the Company’s registration statement on Form S-4 that will include a proxy statement/prospectus filed in connection with the Transaction and in other filings with the SEC. Additional information regarding interests in the Transaction will be included in the Form S-4 and proxy statement/prospectus when filed. The solicitation is subject to Rule 14a-12 and the disclosure requirements of Schedule 14A, including Items 4 and 5.

(d) Exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1*	Share Purchase Agreement, dated as of October 8, 2026, by and among Drilling Tools International Corporation, Casing Technologies Group Limited, Saltire Energy Limited, Foxley Energy Limited, the Sellers named therein and Jack William Loggie, as Seller Representative.

10.1	Lock-up and Investor Rights Agreement, dated as of October 8, 2026, by and among Drilling Tools International Corporation and the Sellers named therein.

99.1	Press Release, dated October 8, 2026

99.2	Investor Presentation, dated October 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2026

DRILLING TOOLS INTERNATIONAL CORPORATION

By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)

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